EXHIBIT 10.11
MSD
SPECIAL SEPARATION PROGRAM
FOR
“SEPARATED” EMPLOYEES
Eligible Employees: Employees of Merck Sharp & Dohme Corp. (and certain of its subsidiaries) who are not subject to a collective bargaining agreement and:
(1) who experience a Separation From Service (as defined in the Separation Benefits Plan) on or between January 1, 2009 through December 31, 2011; and
(2) who, as of their Separation Date are
•	Less than age 49; or

•	At least age 49 but not yet age 64 with less than 9 years of Credited Service
Effective Date: As of October 1, 2010
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

This document summarizes the benefits for which a “Separated Employee” may be eligible under the Special Separation Program and other employee benefit plans and programs of Merck Sharp & Dohme,Corp. (“MSD”). Unless otherwise noted below, the terms and conditions of MSD’s employee benefit plans and programs applicable on an employee’s termination of employment from the Employer are as described in the applicable sections of the current MSD Benefits Book (and applicable summaries of material modification) previously provided to you or provided to you with this Brochure, as such plans and programs (and the applicable sections of the MSD Benefits Book) may be amended from time to time. (A copy of the applicable sections of the MSD Benefits Book (and applicable summaries of material modification) can be obtained on line at http://hr.merck.com or www.merck.com/benefits or by calling the Merck Benefits Service Center at 1-800-666-3725). However, to the extent that the terms below differ from those described in the applicable sections of the current MSD Benefits Book (and applicable summaries of material modification), this communication constitutes a summary of material modifications and should be kept with that book.
“Separated Employees” are certain nonunionized employees of the Employer
(1) who experience a Separation From Service (as that term is defined in the Separation Benefits Plan) on or between January 1, 2009 through December 31, 2011; and
(2) who, as of their Separation Date, is:
•	Less than age 49 or

•	At least age 49 but not yet age 64 with less than nine years of Credited Service
Separated Employees are only those employees who are designated by MSD as “Separated Employees.” “Separated Employees” do not include employees who terminate employment in any way that does not constitute a Separation From Service as determined by MSD, including employees who resign for any reason. Benefits described in this Brochure only apply to Separated Employees and do not apply to any other employees of Merck or its subsidiaries or affiliates, including the Employer.
If you have been designated as a Separated Employee, MSD will provide you with a separation letter (the “Separation Letter”) that will describe the Special Separation Program benefits for which you are eligible and include a release of legal claims against Merck and its subsidiaries and affiliates, including the Employer, and may also include other terms, such as non-solicitation and non-competition provisions, as MSD in its sole discretion decides to include. In order to receive the benefits under the Special Separation Program, you must sign and return the Separation Letter by the date stated in the letter (the “Separation Letter Return Date”) and, if a revocation period is applicable to you, not revoke the letter within the revocation period.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Special Separation Program
All benefits under this Special Separation Program are contingent upon the Separated Employee signing (and, if a revocation period is applicable, not revoking) the Separation Letter. They consist of:
•	Separation Pay

•	Outplacement Services

•	Eligibility for continued medical, dental and life insurance benefits

•	Eligibility for a special payment in lieu of an AIP/EIP bonus for the performance year in which his or her Separation Date occurs if his or her Separation Date occurs after June 30 and on or before December 31 of that performance year
Separation Pay, Outplacement Benefits and continued medical, dental and life insurance benefits are described in the Separation Plan SPD distributed with this Brochure.
This Brochure describes the following:
•	the benefits for those Separated Employees who do not sign, or who sign and, if a revocation period is applicable to them, later revoke, the Separation Letter; and
•	the terms and conditions of certain MSD benefit plans and programs as they apply to any separated employee without regard to whether they sign the Separation Letter.
Medical (including Prescription Drug) and Dental
Medical (including Prescription Drug) and Dental — If You Do Not Sign the Separation Letter
If you do not sign the Separation Letter (or if a revocation period is applicable to you, you revoke the Separation Letter), your medical and dental coverage options in effect on your Separation Date will continue under MSD’s medical and dental plans (as they may be amended from time to time) until the end of the month in which your Separation Date occurs. At the end of that period, you will be eligible to elect to continue your coverage in accordance with COBRA for up to 18 months from your Separation Date. If you have no medical and/or dental coverage under MSD’s medical and dental plans on your Separation Date, you will not have medical and/or dental coverage, as applicable, after your Separation Date nor will you be eligible to elect such coverage under COBRA.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Special Separation Program — Medical (including Prescription Drug) and Dental — If You Sign the Separation Letter
Under the Special Separation Program, if you sign the Separation Letter (and if a revocation period is applicable to you, do not revoke the Separation Letter), you will be eligible to continue medical and dental coverage under MSD’s plans (as they may be amended from time to time) for the Separation Pay Period as more fully described in the Separation Plan SPD. If the Separation Pay Period is less than six months, you may continue medical and dental coverage for six months. Your contributions to continue such coverage will be the same as the contributions for active employees, as they may change from time to time and will be payable to MSD (or its designee) in the time and manner specified by MSD from time to time. If you do not pay the required contributions to MSD (or its designee) in the time and manner specified by MSD from time to time, your coverage will be terminated and it will not be reinstated. Provided you have paid the required contributions to continue coverage, at the end of the Separation Pay Period or, if the Separation Pay Period is less than 6 months, at the end of the 6-month period during which medical and dental coverages are provided, you may elect to continue your coverage in accordance with COBRA for up to an additional 18 months.
Continuation of medical and dental coverages under the Special Separation Program is subject to the early forfeiture provisions described in the Separation Plan SPD.
Life Insurance
Whether or not you sign the Separation Letter, your accidental death and dismemberment coverage ends on your Separation Date. In addition, a full month’s premium for your life insurance coverage in effect on your Separation Date may be deducted from your paycheck for the month in which your Separation Date occurs.
Life Insurance — If You Do Not Sign the Separation Letter
If your Separation Date Occurs before December 31, 2010. If your Separation Date occurs before December 31, 2010 and you do not sign the Separation Letter (or if a revocation period is applicable to you, you revoke the Separation Letter), your basic and optional employee group term life, dependent life, and survivor income protection will continue for 31 days after your Separation Date. After this 31-day period you may elect to continue these coverages at the level in effect on your Separation Date under MSD’s Life Insurance Plan (as it may be amended from time to time). You may continue these coverages at your cost for up to the earlier of 30 months from your Separation Date or age 65. If you wish to continue your survivor income protection and/or your dependent life coverage, you must continue your
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

employee group term life (basic and optional). Please note that if you have “old format” basic life insurance and/or survivor income coverage in effect on December 31, 2010, that coverage will terminate at midnight on that date and an amount of coverage will map to an amount of optional life insurance effective January 1, 2011, which amount will be added to your then current optional life insurance. See your annual enrollment communications for 2011 for more information on coverage mapping. To continue your life insurance coverage(s) you must contact the Merck Benefits Service Center (1-800-666-3725) within 31 days after your Separation Letter Return Date and you must pay the applicable premium in the time and manner specified by MSD. If you fail to pay the premium in the time and manner specified by MSD, your coverage(s) will be terminated and will not be reinstated. If you are interested in continuing your coverage(s), contact the Merck Benefits Service Center (1-800-666-3725) for more information.
If your Separation Date Occurs on or after December 31, 2010. If your Separation Date occurs on or after December 31, 2010 and you do not sign the Separation Letter (or if a revocation period is applicable to you, you revoke the Separation Letter), your basic group term life insurance equal to 1x base pay will continue for 31 days after your Separation Date. During this 31-day period you may elect to convert this coverage to an individual policy with Prudential, subject to certain limitations. Contact the Merck Benefits Service Center (1-800-666-3725) or Prudential for more information.
If your Separation Date occurs on or after December 31, 2010 whether or not you sign the Separation Letter, your optional group term life insurance (including any amount of “old format” basic life and/or survivor income protection coverage that is mapped to your optional life insurance coverage effective January 1, 2011 as described in the annual enrollment communications for 2011) and dependent life insurance will continue for 31 days after your Separation Date. During this 31-day period you may elect to convert or port this coverage to an individual policy with Prudential, subject to certain limitations. Contact the Merck Benefits Service Center (1-800-666-3725) or Prudential for more information.
Special Separation Program — Life Insurance — If You Sign the Separation Letter
If your Separation Date Occurs before December 31, 2010. Under the Special Separation Program, if your Separation Date occurs before December 31, 2010 and you sign the Separation Letter (and if a revocation period is applicable to you, do not revoke the Separation Letter), your basic employee group term life insurance coverage will continue under MSD’s Life Insurance Plan (as it may be amended from time to time) until the earlier of (i) last day of the month in which the Separation Pay Period ends, or, if the Separation Pay Period is less than 6 months, then for 6 months beginning on the first of the
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

month coincident with or following your Separation Date as more fully described in the Separation Plan SPD, or (ii) age 65. If your basic employee group term life coverage is under the “Old Format” (that is, equal to 2x base pay with the 1st $20,000 company-paid and the remainder up to 2x base pay employee-paid at .25/1,000), prior to January 1, 2011 your contributions to continue such coverage will be the same as the contributions for active employees, as they may change from time to time and will be payable to MSD (or its designee) in the time and manner specified by MSD from time to time. Prior to January 1, 2011, if you do not pay the required contributions to MSD (or its designee) in the time and manner specified by MSD from time to time, your coverage will default to “New Format” (that is 1x base pay). No contributions are required if your basic employee group term life coverage is under the “New Format” (that is 1x base pay). If you continue to be covered under “Old Format” coverage as of December 31, 2010, then you will be mapped effective January 1, 2011 to company-paid basic life insurance equal to 1x base pay and employee-paid optional coverage of 1x base pay which will be added to your then current optional life insurance, if any (see the annual enrollment communications for 2011 for more information on coverage mapping). Continuation of basic life insurance under the Special Separation Program is subject to the early forfeiture provisions described in the Separation Plan SPD.
If you sign the Separation Letter (and if a revocation period is applicable to you, do not revoke the Separation Letter) and your basic life insurance continues, you may also continue optional term life, dependent life and survivor income protection at your cost for up to the earlier of 30 months from your Separation Date or age 65. If you wish to continue your survivor income protection and/or your dependent life coverage, you must continue your optional employee group term life. Please note that if you have “old format” basic life insurance and/or survivor income coverage in effect on December 31, 2010, that coverage will terminate at midnight on that date and an amount of coverage will map to an amount of optional life insurance effective January 1, 2011, which amount will be added to your then current optional life insurance. See your annual enrollment communications for 2011 for more information on coverage mapping. To continue your optional life insurance coverage(s) you must contact the Merck Benefits Service Center (1-800-666-3725) within 31 days after your Separation Letter Return Date and you must pay the applicable premium in the time and manner specified by MSD. If you fail to pay the premium in the time and manner specified by MSD, your optional coverage(s) will be terminated and they will not be reinstated. If you are interested in continuing your optional coverage(s), contact the Merck Benefits Service Center (1-800-666-3725) for more information. After the Separation Pay Period, you may continue your basic employee group term life coverage at your cost for the remainder of the period ending at the earlier of the expiration of the 30-month period from your Separation Date or age 65. At that time, if you are interested in continuing your basic life coverage, you must contact the Merck Benefits Service Center (1-800-666-3725).
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

If your basic life insurance ends as a result of the early forfeiture provisions of the Separation Benefits Plan, you will not be allowed to continue your optional coverages under the 30-month continuation provisions. See the life insurance section of the MSD Benefits Book (and applicable summaries of material modification) for description of conversion rights.
If your Separation Date Occurs on or after December 31, 2010. Under the Special Separation Program, if your Separation Date occurs on or after December 31, 2010 and you sign the Separation Letter (and if a revocation period is applicable to you, do not revoke the Separation Letter), your basic employee group term life insurance coverage equal to 1x base pay will continue at no cost to you under MSD’s Life Insurance Plan (as it may be amended from time to time) until the earlier of (i) last day of the month in which the Separation Pay Period ends, or, if the Separation Pay Period is less than 6 months, then for 6 months beginning on the first of the month coincident with or following your Separation Date as more fully described in the Separation Plan SPD, or (ii) age 65. Continuation of basic life insurance under the Special Separation Program is subject to the early forfeiture provisions described in the Separation Plan SPD.
If your Separation Date occurs on or after December 31, 2010 whether or not you sign the Separation Letter, your optional group term life insurance (including any amount of “old format” and/or survivor income protection coverage that is mapped to your optional life insurance coverage effective January 1, 2011 as described in the annual enrollment communications for 2011) and dependent life insurance will continue for 31 days after your Separation Date. During this 31-day period you may elect to convert or port this coverage to an individual policy with Prudential, subject to certain limitations. Contact the Merck Benefits Service Center (1-800-666-3725) or Prudential for more information.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

The chart below is provided for your convenience to compare the medical, dental and life insurance benefits offered under the Special Separation Program to the normal plan provisions.

Special Separation
Program (if sign
	Regular Plan Provisions	letter)
Medical, Dental, Prescription Drug	Benefits continue to the end of the month in which your Separation Date occurs; eligible for COBRA afterward	Benefits continue to the end of the month in which the Separation Pay Period ends (or a minimum of 6 months), provided you pay the applicable employee contributions in the time and manner specified by MSD (or its designee); eligible for COBRA afterward

Basic Employee Term Life Insurance (New Format-maximum 1x base pay; Prior to January 1, 2011, Old Format -2x base pay)	If your Separation Date occurs before December 31, 2010
•     coverage at level in effect on Separation Date continues for 31 days, provided “old format” coverage is reduced to 1x base pay due to mapping of “old format” coverage effective January 1, 2011 as described in annual enrollment materials for 2011; and

•     you may elect to continue coverage for up to 30 months (but not beyond age 65) from your Separation Date at your cost under the Merck Life Insurance Plan.

If your Separation Date occurs on or after December 31, 2010, coverage equal to 1x base pay continues for 31 days.

In either event, you may be eligible to convert to an individual policy with Prudential after coverage under the Merck Life Insurance Plan ends.

Coverage under the Merck Life Insurance Plan continues to the end of the month in which the Separation Pay Period ends (or a minimum of 6 months) (but not beyond age 65), provided you pay the applicable employee contributions in the time and manner specified by MSD (or its designee) for “old format” coverage prior to January 1, 2011 and subject to mapping of “old format” coverage effective January 1, 2011 as described in annual enrollment materials for 2011.

If your Separation Date occurs before December 31, 2010, you may elect to continue coverage under the Merck Life Insurance Plan for the balance of up to 30 months (but not beyond age 65) from your Separation Date at your cost.

You may be eligible to convert to an individual policy with Prudential after coverage under the Merck Life Insurance Plan ends.

Optional Employee Group Term Life, Dependent Life and prior to January 1, 2011, Survivor Income	Coverage at level in effect on your Separation Date continues for 31 days, subject to mapping of “old format” and survivor income coverage effective January 1, 2011 as described in annual enrollment materials for 2011.

If your Separation Date occurs before December 31, 2010, you may elect to continue coverage for up to 30 months (but not beyond age 65) from your Separation Date at your cost under the Merck Life Insurance Plan

You may be eligible to convert or port to an individual policy with Prudential after coverage under the Merck Life Insurance Plan ends.	Coverage at level in effect on your Separation Date continues for 31 days, subject to mapping of “old format” and survivor income coverage effective January 1, 2011 as described in annual enrollment materials for 2011

If your Separation Date occurs before December 31, 2010, you may elect to continue coverage for up to 30 months (but not beyond age 65) from your Separation Date at your cost under the Merck Life Insurance Plan

You may be eligible to convert or port to an individual policy with Prudential after coverage under the Merck Life Insurance Plan ends.

AD&D	No coverage	No coverage
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Annual Incentive Program/Executive Incentive Program (“AIP/EIP”)—
As described in more detail below, payment of bonuses, or a special payment in lieu of a bonus, depends on when a Separated Employee’s Separation Date occurs during a performance year. Actual AIP/EIP bonuses with respect to the performance year immediately preceding the Separated Employee’s Separation Date may be paid to employees whose employment terminates between January 1 and the time AIP/EIP bonuses are paid for that year to other employees. No AIP/EIP or special payment in lieu of a bonus with respect to the performance year in which the Separation Date occurs is payable for any employee separated January 1 through June 30, inclusive. A special payment in lieu of a bonus is payable under this program with respect to the performance year in which the Separation Date occurs only for employees whose Separation Dates occur on or after July 1 and on or before December 31 of that performance year. For executives who are listed in the Summary Compensation Table for the most recent proxy materials issued by Merck in connection with the annual meeting of shareholders, the amount of payment in lieu of EIP award, if any, will be guided by the following principles, but Merck retains complete discretion to pay more, or less, than those amounts. The Employer reserves the right to treat the payment of AIP/EIP bonuses and/or the special payments in lieu of AIP/EIP bonuses as supplemental wages subject to flat-rate withholding (that is, not taking into account any exemptions).
If Your Separation Date occurs between January 1 and prior to the time AIP/EIP bonuses are paid for the prior performance year
If your Separation Date occurs on or after January 1 and prior to the day AIP/EIP bonuses for the prior performance year are paid to other MSD employees, you will be eligible for consideration for an AIP/EIP bonus with respect to the prior complete performance year on the same terms and conditions as other MSD employees. Provided you are in a class of employees eligible for an AIP/EIP, your AIP/EIP bonus, if any, will be paid to you at the same time AIP/EIP bonuses are paid to other MSD employees or will be deferred in accordance with your applicable deferral election for that AIP/EIP performance year, as applicable. Eligibility for consideration for AIP/EIP bonus is not contingent upon your signing the Separation Letter. You will not be eligible for any AIP/EIP or payment in lieu of an AIP/EIP for the performance year in which your Separation Date occurs.
If Your Separation Date occurs between the time AIP/EIP bonuses for the prior performance year are paid and June 30
If your Separation Date occurs after AIP/EIP bonuses for the prior performance year are paid to other MSD employees and on or before June 30, you will not be eligible for consideration for an AIP/EIP bonus or the special in lieu of bonus payment described below whether or not you sign the Separation Letter.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

If Your Separation Date occurs after June 30 and on or before December 31
If your Separation Date occurs after June 30 and on or before December 31, a special payment in lieu of an AIP/EIP with respect to the performance year in which your Separation Date occurs may be paid only if you sign (and, if a revocation period is applicable to you, do not revoke) the Separation Letter. The special payment, if any, will be calculated based on the target bonus applicable to you under the Annual Incentive Program/Executive Incentive Program with respect to the current performance year and the number of full and partial months you worked in the current performance year and is subject to adjustment by Merck in its sole discretion based on a variety of factors, including but not limited to your documented poor or extraordinary performance in the current performance year. If you receive a special payment in lieu of an AIP/EIP bonus, it will be paid to you (less applicable withholding) as soon as administratively feasible following your Separation Date. However, if you elected to defer your AIP/EIP bonus, that election will apply to payments made in lieu of AIP/EIP bonus.
OTHER BENEFITS AND PROGRAMS
Stock Options, Restricted Stock Units and Performance Stock Units
Only employees may receive incentives under Merck’s incentive stock plans, including stock options, restricted stock units (“RSUs”) or performance stock units (“PSUs”); therefore, you will not be eligible to receive any grants after your Separation Date.
Outstanding Stock Options, RSUs and PSUs
Whether you sign the Separation Letter or not, the separation provisions applicable to stock options, RSUs and PSUs will apply to any outstanding incentives you hold on your Separation Date that were granted to you before 2010; the sale/involuntary termination provisions applicable to stock options, RSUs and PSUs will apply to any outstanding incentives you hold on your Separation Date that were granted to you after 2009. Provisions may differ based on the grants. IT IS YOUR REPSONSIBILITY TO FAMILIARIZE YOURSELF WITH THE TERMS OF INDIVIDUAL GRANTS.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Stock Options (separation/sale/involuntary termination terms) Generally, for outstanding annual and quarterly stock option grants made prior to 2001, the terms are:
Vested options will expire upon the earlier of (i) the day before the one-year anniversary of your Separation Date or (ii) the original 10-year expiration date.
Generally, for outstanding annual and quarterly stock option grants made in 2001 through 2009:
Unvested options will vest on the Separation Date. You will then have two years to exercise them and previously vested grants. All outstanding vested options—including those previously vested—will expire on the day before the second anniversary of your Separation Date (or their original expiration date, if earlier).
Generally, for outstanding annual and quarterly stock option grants made during 2010 and thereafter, terms differ depending on whether your employment terminated due to the sale of your division or otherwise in an involuntary termination:
•	If your employment is terminated due to the sale of your subsidiary, division or joint venture, options that would have become exercisable within one year of your Separation Date will be exercisable on your Separation Date and all others immediately expire. All unexercised options will expire on the day before the first anniversary of your Separation Date (or their original expiration date, if earlier).

•	If your employment terminates due to an other involuntary termination, options that are unvested on your Separation date will expire on your Separation Date. Options that are exercisable on your Separation Date will expire on the day before the first anniversary of your Separation Date (or their original expiration date, if earlier).
Key R&D, MRL and MMD new hire stock option grants and other stock option grants may have different terms. See the term sheets applicable to such stock option grants.
If on your Separation Date your then outstanding equity is treated as described above and you are rehired,
•	stock options granted before 2010 that are unexercised and outstanding on your rehire date will be reinstated to active status as if your employment had not been interrupted, and

•	stock options granted during 2010 and thereafter that are unexercised and outstanding on your rehire date will continue to be treated as described above.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

RSUs (separation/sale/involuntary termination terms)
For RSUs granted before 1/1/2011, under the separation provisions of the RSUs, a pro rata portion of your annual grants of restricted stock units, if any, generally will vest and become distributable at the same time as if your employment had continued; the remainder of the grant will expire on your Separation Date. Different terms may apply to RSUs that were not granted as part of the annual RSU grants. See the term sheets applicable to RSUs granted to you, if any.
For each annual and quarterly RSU grant made on or after 1/1/2010, terms differ depending on whether your employment terminated due to the sale of your division or otherwise in an involuntary termination.
If your employment is terminated due to the sale of your subsidiary, division or joint venture, the following portion of your RSU awards and accrued dividends, if any, will be distributed at the time distributed to active employees: one-third if your Separation Date is on or after the grant date but before the first anniversary of the grant date; two-thirds if your Separation Date is on or after the first anniversary of the grant date but before the second anniversary of the grant date; and all if your Separation Date is on or after the second anniversary of the grant date.
If your employment terminates in an other involuntary termination and your Separation Date occurs
•	On or after the first anniversary of the RSU grant date, a pro rata portion of your RSU grant generally will vest and become distributable to you (together with any applicable accrued dividend equivalents) at the same time as if your employment had continued; the remainder of the grant will expire on your Separation Date; or
•	before the first anniversary of the RSU grant date, the entire grant (together with any applicable accrued dividend equivalents) will expire on your Separation Date.
See the term sheets applicable to RSUs granted to you, if any.
PSUs (separation/sale/involuntary termination terms)
For PSUs granted before 1/1/2010, under the separation provisions of the PSUs, a pro rata portion of your annual grant of performance share units will be payable, if at all, when the distribution with respect to the applicable performance year is made to active employees. See the term sheets applicable to PSUs granted to you, if any.
For each PSU granted on or after 1/1/2010, terms differ depending on whether your employment terminated due to the sale of your division or otherwise in an involuntary termination.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

If your employment is terminated due to the sale of your subsidiary, division or joint venture, the following portion of your PSU awards will be distributed at the time distributed to active employees, based on actual performance: one-third if your Separation Date is on or after the grant date but before the first anniversary of the grant date; two-thirds if your Separation Date is on or after the first anniversary of the grant date but before the second anniversary of the grant date; and all if your Separation Date is on or after the second anniversary of the grant date.
If your employment terminates in an other involuntary termination and your Separation Date occurs
•	on or after the first anniversary of the PSU grant date, a pro rata portion of your PSU grant generally will vest and become distributable to you at the same time as if your employment had continued and based on actual performance; the remainder of the grant will expire on your Separation Date; or

•	before the first anniversary of the PSU grant date, the entire grant will expire on your Separation Date.
See the term sheets applicable to PSUs granted to you, if any.
If you have any question about your stock options, RSUs or PSUs, you can call the Support Center at 1-866-MERCK-HD (1-866-637-2543).
* * *
The following describes the terms and conditions of certain MSD benefit plans and programs as they apply to employees whose employment with the Employer terminates for any reason. For additional information, see the applicable sections of the current MSD Benefits Book (and applicable summaries of material modification).
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Dependent Care Reimbursement Account
Your participation in the Dependent Care Reimbursement Account (“DCRA”) ends on your Separation Date. Eligible expenses incurred throughout the calendar year in which your Separation Date occurs (even after employment with the Employer ends) can be reimbursed but only up to the amount actually contributed to the account. Claims for those expenses must be submitted to Horizon Blue Cross Blue Shield by April 15th of the year following the year in which your Separation Date occurs. Amounts remaining in the account after all eligible expenses have been paid will be forfeited.
Financial Planning
Your company-paid financial planning benefit will continue through the end of the calendar year in which your Separation Date occurs.
Flexible Benefits Program
The Flexible Benefits Program consists of the following MSD plans and programs: medical, dental, vision, health care and dependent care reimbursement accounts, life insurance (including basic and optional term life, dependent term life, accidental death and dismemberment and prior to January 1, 2011, survivor income protection), long term care and long term disability. Your participation in these plans ends as described elsewhere in this communication. However, a full month of contribution/premium for your coverage under these plans in effect on your Separation Date may be deducted from your paycheck for the month in which your Separation Date occurs.
Health Care Reimbursement Account
Your participation in the Health Care Reimbursement Account (“HCRA”) ends on your Separation Date, unless you elect to continue to participate in accordance with COBRA for the remainder of the calendar year in which your Separation Date occurs. If you elect to continue participation in HCRA under COBRA, you must make your required contributions on an after-tax basis. Eligible expenses incurred while you participate in HCRA during the calendar year in which your Separation Date occurs can be reimbursed up to your entire elected amount. Claims incurred after your participation in HCRA ends cannot be reimbursed, no matter how much money is left in the account. Claims for expenses incurred during the calendar year in which your Separation Date occurs and while you are a participant in HCRA must be submitted to Horizon Blue Cross Blue Shield by April 15 of the year following the year in which your Separation Date occurs. Amounts remaining in the account after all eligible expenses have been paid will be forfeited.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Long Term Care
If you elected coverage under MSD’s Long Term Care Plan for you (or your spouse or same-sex domestic partner), that coverage will end on your Separation Date. However, if you want to continue coverage without interruption, you must contact CNA (the insurer) and pay your first quarterly premium to CNA within 31 days after the last day of the month in which your Separation Date occurs. For more information (and to request the necessary forms) contact CNA directly at 1-800-528-4582.
Long Term Disability
Your participation in the Long Term Disability Plan will end on the last day of the month in which your Separation Date occurs. In other words, you must have satisfied the 26-week eligibility period by the end of the month that includes your Separation Date to be eligible for LTD benefits. If you are disabled and receiving income replacement benefits under the Long Term Disability Plan on your Separation Date, those benefits will continue in accordance with the terms of the Long Term Disability Plan. However, Separation Pay paid by the Employer under the Special Separation Program will act as an offset from benefits payable under the Long Term Disability Plan (meaning the LTD benefits will be reduced by Separation Pay).
Pension
If you have at least 5 years of Vesting Service (as that term is defined in the Retirement Plan) as of your Separation Date, you will be a “terminated vested” participant in the Retirement Plan. This means that your employment will have terminated before you were eligible to “retire” from active service with the Employer (generally, age 55 with at least 10 years of Credited Service (as that term is defined in the Retirement Plan)) and that you have a “vested” pension under the Retirement Plan.
If you are a “terminated vested” participant, your benefits under the Retirement Plan must begin no later than the first day of the month following age 65 after your employment terminates. However, you can start receiving a reduced benefit on the first day of any month after you reach age 55. The early payment reduction for a “terminated vested” participant is an “actuarial” reduction. That is, your life expectancy and certain other actuarial assumptions are used in calculating the reduction amount. You should expect this to reduce your benefits substantially because by commencing your benefit early, you receive benefits earlier and for a longer period. A table illustrating examples of actuarial reductions from the age 65 benefit and a more detailed explanation of the benefits for “terminated vested” participants can be found in the Salaried Retirement Plan section of the current MSD Benefits Book (and applicable summaries of material modification). If you do not have at least 5 years of
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Vesting Service as of your Separation Date, you will not be eligible for a benefit under the Retirement Plan.
After you leave the Employer, if you are entitled to a vested benefit from the Retirement Plan, you’ll receive a statement that will tell you what your life income will be at age 65. This will be sent to you within approximately one year from your Separation Date. If any portion of your benefit is from a different plan, such as the Retirement Plan for Hourly Employees of MSD, there is an offset which reduces the benefit from the Retirement Plan. The aggregate lump sum benefit payable from two different plans generally differs slightly from a lump sum payable from only one plan (especially if different interest rate methodologies apply).
Payments not Compensation for Retirement Plan. Separation Pay is not compensation for Retirement Plan purposes. A bonus or the special payment, if any, in lieu of an AIP/EIP bonus paid after your Separation Date is also not compensation for Retirement Plan purposes.
Sales Incentive Plan
If you are a participant in a sales incentive plan of Merck or its subsidiaries, including the Employer, on your Separation Date, your eligibility to be paid a bonus, if any, will be determined under the terms and conditions of the plan in which you are a participant.
Savings Plan
Any Separation Pay you receive under the Special Separation Program is not Base Pay and may not be contributed to the Savings Plan. A pro-rata deduction will be made to the Savings Plan based on the percentage of your monthly base pay you receive for the month in which your Separation Date occurs. If you have a plan loan and do not repay it within 45 days of your Separation Date, the loan will be declared in default and reported as a taxable distribution to the Internal Revenue Service.
You generally may receive a final distribution from the Savings Plan at any time after your Separation Date. However, if your account balance is $5,000 or less, your account balance automatically will be distributed to you soon after your Separation Date. If, upon reaching age 65, you have not previously elected to receive your benefits, your account balance will be distributed to you without regard to its amount. Review the information in the Salaried Savings Plan section of the current MSD Benefits Book (and applicable summaries of material modification) for additional information on Receiving a Final Distribution.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Short Term Disability
Subject to applicable state law, your participation in the Short Term Disability Plan ends on your Separation Date. If you are disabled and are receiving income replacement benefits under the Short Term Disability Plan on your Separation Date, those benefits will continue in accordance with the terms of the plan. However, subject to state law, Separation Pay paid by the Employer under the Special Separation Program will act as an offset from benefits payable under the Short Term Disability Plan (meaning the STD benefits will be reduced by Separation Pay). Where state law does not permit such offsets to be made to STD benefits (or where MSD in its sole and absolute discretion determines it is easier for the Employer to administer), STD benefits will instead act as an offset from Separation Pay paid (or payable) by the Employer under the Special Separation Program (meaning Separation Pay will be reduced by the STD benefits).
Travel Accident
Your coverage under the Travel Accident Insurance Plan ends on your Separation Date.
Vacation Pay
You will be paid for any amount of vacation that you have accrued but not used as of your Separation Date. Conversely, you must reimburse MSD for any vacation you used prior to your Separation Date that you had not earned as of your Separation Date. Any such amounts to be reimbursed may be deducted from Separation Pay paid pursuant to the Separation Benefits Plan.
Vision
Coverage under the Vision Plan ends on the last day of the month in which your Separation Date occurs. You will be given the opportunity to continue this benefit in accordance with COBRA for up to 18 months from your Separation Date by paying the required premiums.
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The Special Separation Program described here currently is scheduled to be in effect for Separations From Service that occur from January 1, 2009 through December 31, 2011. MSD retains the right (to the extent permitted by law) to amend or terminate the Special Separation Program and any benefit or plan described in this brochure (or otherwise) at any time. However, following a “change in control” of Merck (as defined in the Merck & Co., Inc. Change in Control Separation Benefits Plan, as it may be
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

amended from time to time), certain limitations apply to MSD’s ability to amend or terminate this and other benefit plans.
While it has no current intention to do so, MSD also may extend, decrease or enhance, the Special Separation Program in the future. If you sign and return the Separation Letter by the Separation Letter Return Date, any later amendment or termination will not decrease or increase the amount of Separation Pay you are eligible to receive under the Special Separation Program.
Notwithstanding anything in the Special Separation Program to the contrary, benefits under the Program that are subject to Section 409A of the Internal Revenue Code of 1986, as amended, will be adjusted to avoid the excise tax under Section 409A. MSD will take any and all steps it determines are necessary, in its sole and absolute discretion, to adjust benefits under the Special Separation Program to avoid the excise tax under Section 409A, including but not limited to, reducing or eliminating benefits, changing the time or form of payment of benefits, etc.
Payments made on account of separation from service are limited during the six months following the termination of employment of a “Specified Employee” as defined in Treas. Reg. Sec. 1.409A-1(i) or any successor thereto, which in general includes the top 50 employees of a company ranked by compensation. Notwithstanding anything contained in the Special Separation Program to the contrary, if a Covered Employee is a “Specified Employee” on his or her Separation Date, to the extent required by Section 409A of the Internal Revenue Code of 1986, as amended, no payments will be made during the six-month period following termination of employment. Instead, amounts that would otherwise have been paid during that six-month period will be accumulated and paid, without interest, as soon as administratively feasible following the end of such six-month period after termination of employment.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

Glossary of Definitions
As used in this document, the following terms have the following meanings.
“Basic Employee Group Term Life Coverage” is (i) prior to January 1, 2011, 1x base pay for those who are considered New Format and 2x base pay (with the 1st $20,000 company-paid and the remainder up to 2x base pay employee paid at .25/1,000) for those who are considered Old Format and (ii) on and after January 1, 2011, 1x base pay.
“Credited Service” is as defined in the Retirement Plan.
“Employer” means individually and collectively, Merck Sharp & Dohme Corp., Merck Holdings, Inc., Merck and Company Incorporated, KBI Enterprises, Inc., Rosetta Inpharmatics LLC, Merck HDAC Research, LLC, Abmaxis, Inc., Glycofi, Inc. and Sirna Therapeutics, Inc.
“Merck” means Merck & Co., Inc., ultimate parent of Merck Sharp & Dohme Corp.
“MSD” means Merck Sharp & Dohme Corp.
“MSD Benefits Book” means summary plan descriptions of various employee benefit plans sponsored by MSD (formerly known as the Merck Benefits Book).
“Retirement Plan” means the Retirement Plan for Salaried Employees of MSD.
“Separation Benefits Plan” means the MSD Separation Benefits Plan for Nonunion Employees
“Separation Date” means a Separated Employee’s last day of employment with the Employer.
“Separated Employees” are certain nonunionized employees of the Employer
(1) who experience a Separation From Service (as that term is defined in the Separation Benefits Plan) on or between January 1, 2009 through December 31, 2011; and
(2) who, as of their Separation Date, is:
•	Less than age 49 or

•	At least age 49 but not yet age 64 with less than nine years of Credited Service
Separated Employees are only those employees who are designated by MSD as “Separated Employees.” “Separated Employees” do not include employees who terminate employment in any way that does not constitute a Separation From Service as determined by MSD, including employees who resign for any reason.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010

“Separation Letter” means the MSD-provided letter that will describe the Special Separation Program benefits and include a release of claims against Merck and its subsidiaries and affiliates, including the Employer and may include such other terms such as non-solicitation and non-competition provisions, as MSD determines.
“Separation Letter Return Date” is the date stated in the Separation Letter by which Separated Employees must sign and return it to MSD.
“Separation Pay Period” is the number of full or partial workweeks for which a Separated Employee is being paid Separation Pay.
“Special Separation Program” means the separation benefits that Separated Employees receive if they sign (and, if a revocation period is applicable to them, do not revoke) the Separation Letter.
Separated Employees
Effective as of October 1, 2010
Revised as of October 1, 2010